INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No.
36 to Registration Statement No. 2-90309 on Form N-1A under the Securities Act of 1933, of our report dated February 8, 2002, relating to Summit Mutual Funds, Inc. - Pinnacle
Series, appearing in the Statement of Additional
Information, which is part of such Registration Statement, and to the references to us under the headings "Financial
Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, both part of such Registration Statement.

DELOITTE & TOUCHE LLP

Chicago, Illinois
April 26, 2002